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                                  EXHIBIT 4.2





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                      P.A.M. TRANSPORTATION SERVICES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

     THIS INCENTIVE STOCK OPTION AGREEMENT ("Option Agreement") made and entered into as of June 29, 1995, by and between P.A.M. TRANSPORTATION SERVICES, INC. (the "Company") and ____________________________ ("Employee");

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Company has adopted a certain Stock Option Plan (the "Plan"). Pursuant to the terms of the Plan, the Board of Directors or its designated committee has selected Employee to participate in the Plan and desires to grant to Employee certain incentive stock options to purchase shares of the Company's authorized $.01 par value common stock ("Stock"), subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        1.  INCORPORATION OF PROVISIONS

     This Option Agreement is subject to and is to be construed in all respects in a manner which is consistent with the terms of the Plan, the provisions of which are hereby incorporated by reference into this Option Agreement. Unless specifically provided otherwise, all terms used in this Option Agreement shall have the same meaning as in the Plan.

                              2.  GRANT OF OPTION

     Subject to the further terms and conditions of this Option Agreement, Employee is hereby granted an incentive stock option to purchase __________ shares of Stock, effective as of the date first written above. This stock option is intended to be an Incentive Stock Option as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                         3.  FAIR MARKET VALUE OF STOCK

     The Board of Directors or its designated committee has determined, in good faith and in its best judgment, that the fair market value per share of Stock as of the date this incentive stock option is granted is $_________________.

                                4.  OPTION PRICE

     The Board of Directors or its designated committee has determined that the price for each share of Stock purchased under this Option Agreement shall be $____________.



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                           5.  EXPIRATION OF OPTIONS

     The option to acquire Stock pursuant to this Option Agreement shall expire (to the extent not previously fully exercised) upon the first to occur of the following:

        (a)  June 29, 2001;

        (b) The date which is the 90th day following the date upon which Employee ceases to be employed by the Company, or any majority-owned subsidiary of the Company, otherwise than as a result of Employee's death or disability;

        (c) The date which is the first anniversary of the date upon which Employee ceases to be employed by the Company, or any majority-owned subsidiary of the Company, by reason of Employee's death or physical or mental disability; or

        (d) The date upon which Employee ceases his employment with the Company, or any majority-owned subsidiary of the Company, for any reason, including death or disability, with respect to any portion of this option which is not then exercisable on the date Employee ceases his employment with the Company.

                             6.  EXERCISE OF OPTION

     Unless options hereunder shall earlier lapse or expire pursuant to Article 5 hereof, this option may be exercised with respect to the aggregate number of shares subject to this Option Agreement as follows:

        (a)  From June 29, 1995 through June 28, 1996, ________ shares;

        (b) During the period from June 29, 1996 through June 28, 1997, ________ shares less the number of shares previously acquired through exercise of this option under subparagraph 6(a);

        (c) During the period from June 29, 1997 through June 28, 1998, ________ shares less the number of shares previously acquired through exercise of this option under subparagraphs 6(a) and (b);

        (d) During the period from June 29, 1998 through June 28, 1999, ________ shares less the number of shares previously acquired through exercise of this option under subparagraphs 6(a), (b) and (c); and

        (e) During the period from June 29, 1999 through June 28, 2000, ________ shares less the number of shares previously acquired through exercise of this option under subparagraphs 6(a), (b), (c) and (d).

     To the extent such options become exercisable in accordance with the foregoing, Employee may exercise this incentive stock option, in whole or in part from time to time. The option exercise price may be paid by Employee either in cash or by surrender of other shares of Stock of the Company

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held by Employee.  Employee shall be given credit against the option exercise price hereunder for such shares surrendered equal to the closing bid price as reported by the NASDAQ Automated Quotations System, or such other market reporting system as shall then be the primary quotation market for the Stock, on the day preceding exercise of the option, or, if there were no such actual closing bid price for such date, on the date next preceding such date on which such price was available. The aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which incentive stock options under the Plan (and any other incentive stock option plans maintained by the Company and its subsidiaries) are exercisable for the first time by any individual during any calendar year shall not exceed $100,000.

                             7.  MANNER OF EXERCISE

     This incentive stock option may be exercised by written notice to the Company specifying the number of shares to be purchased and signed by Employee or such other person who may be entitled to acquire stock under this Option Agreement. If any such notice is signed by a person other than Employee, such person shall also provide such other information and documentation as the Board of Directors may reasonably require to assure that such person is entitled to acquire Stock under the terms of the Plan and this Option Agreement.

                      8.  RESTRICTIONS ON TRANSFERABILITY

     The incentive stock option granted hereunder shall not be transferable by Employee otherwise than by will or by the laws of descent and distribution, and such incentive stock option shall be exercisable during Employee's lifetime only by Employee.

             9.  FURTHER RESTRICTIONS ON EXERCISE AND SALE OF STOCK

     Neither this Option nor any portion thereof shall be exercisable at any time during which there is not on file with the Securities and Exchange Commission an effective Registration Statement covering the option shares on Form S-8, or similar form promulgated by the Securities and Exchange Commission.

     Nothing contained in this section shall be construed to obligate the Company to, or to grant any right to the holder of this Option to, cause the Company to file any Registration Statement; or, if any such Registration Statement is filed, to prepare any additional prospectus, to file any amendments to the Registration Statement, or to continue said Registration Statement in effect.

     If at any time during which this Option is otherwise exercisable according to its terms there is no effective Registration Statement on file with the Securities and Exchange Commission covering the shares then acquirable hereunder, the Board of Directors may, in its sole discretion, permit this Option to be exercised by the holder hereof, upon its satisfaction that the offer and sale of such option shares to the option holder is exempt in fact from the registration requirements of the Securities Act of 1933, as amended, and such state securities laws as shall be applicable, and may condition such exercise upon its receipt of such representations, factual assurances and legal opinions as it shall deem necessary to determine and document the availability of any such exemption and may further condition such exercise upon such undertakings by the holder hereof or such restriction

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upon the transferability of the shares to be acquired hereunder as it shall determine to be necessary to effectuate and protect the claim to any such exemption.

     IN WITNESS WHEREOF, the Company has caused this the Option Agreement to be executed by a member of the Board of Directors or a duly authorized officer of the Company, and Employee has executed this Option Agreement as of the date first above written.


                             P.A.M. TRANSPORTATION SERVICES, INC.



                             By:
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                                President or Executive Vice President

ATTEST:


- --------------------------------
Secretary or Assistant Secretary


                             "EMPLOYEE"



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